UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into Material Definitive Agreements.

On March 18, 2022, LivaNova PLC (“LivaNova”), acting through its Italian branch, entered into an Indemnity Letter and a Bank Account Pledge Agreement (“Account Pledge Agreement”) with Barclays Bank Ireland PLC, acting through its Italian branch (“Barclays”), further to which Barclays issued a Euro 270,000,000 first demand bank guarantee which was delivered (as described in Item 8.01 below) to obtain the suspension of the Court of Appeals judgment for the payment of damages in connection with the SNIA litigation until review of such judgment by the Italian Supreme Court (the “SNIA Litigation Guarantee”). As security for the SNIA Litigation Guarantee, LivaNova is required to grant cash collateral to Barclays in US Dollars in an amount equal to the USD equivalent of 105% of the amount of the SNIA Litigation Guarantee (calibrated on a biweekly basis).

The Indemnity Letter and the Account Pledge Agreement are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 16, 2022, LivaNova delivered a borrowing notice for $220,000,000 under the Credit Agreement dated August 13, 2021 (as from time to time amended, supplemented and restated, the “Credit Agreement”) in connection with the Incremental Facility granted to LivaNova USA, Inc. by Goldman Sachs Bank USA under the Incremental Facility Amendment No. 1, dated February 24, 2022 as from time to time amended, supplemented and restated (the “Incremental Facility”), which was funded on March 17, 2022. The proceeds of the Incremental Facility will be used by LivaNova to post a portion of the cash collateral supporting the SNIA Litigation Guarantee. The Incremental Facility will bear interest at an adjusted term SOFR rate, with a floor of 0.5%, plus the variable margin set forth under the Credit Agreement. The Incremental Facility will mature 15 months after the date of borrowing and is subject to mandatory prepayment in connection with certain asset dispositions, equity or debt issuance (subject to customary exceptions) as well as in the event that collateral securing the SNIA Litigation Guarantee (as defined below) is released.

The Credit Agreement and Incremental Facility were included as Exhibits 10.50 and 10.51, respectively, to LivaNova’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission on March 1, 2022. The description above does not purport to be complete and is qualified in its entirety by the complete text of the Credit Agreement and the Incremental Facility.

The information in Item 1.01 is incorporated into this item 2.03 by reference.

Item 8.01 Other Events

As described in Item 1.01, on March 18, 2022 Barclays issued the SNIA Litigation Guarantee. The information in Item 1.01 with respect to the SNIA Litigation Guarantee is incorporated into this Item 8.01 by reference.

On March 21, 2022 LivaNova delivered the SNIA Litigation Guarantee as required by the Court of Appeals of Milan, thereby satisfying the condition to obtain the suspension of the Court of Appeals judgment for the payment of damages in connection with the SNIA litigation until review of such judgment by the Italian Supreme Court.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1
Letter of indemnity in respect of the issuance of Trade Finance guarantee by Barclays Bank Ireland PLC, Italy Branch dated March 18, 2022, by and among LivaNova PLC Italian Branch and Barclays Bank Ireland PLC, Italy Branch

10.2	Pledge Agreement dated as of March 18, 2022, among LivaNova PLC Italian Branch and Barclays Bank Ireland PLC, Italy Branch

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: March 21, 2022	By:/s/ Keyna Skeffington
Name: Keyna Skeffington
Title: Senior Vice President & General Counsel

4